                                                                    EXHIBIT 2.10

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

--------------------------------------------------------------------------------
                      FORM OF SPECIAL WARRANT CERTIFICATE
--------------------------------------------------------------------------------

                      FORM OF SPECIAL WARRANT FOR SHARES

================================================================================

                THIS SPECIAL WARRANT WILL BECOME NULL AND VOID
                AT 4:00 P.M. (VANCOUVER TIME) ON MARCH 31, 2002

                           LML PAYMENT SYSTEMS INC.
                  A company continued in the Yukon Territory

                      DATE OF ISSUANCE:  March ___, 2000.

THIS IS TO CERTIFY THAT ____________________., a __________________ (herein called the "Holder"), is entitled to acquire during the period (the "Exercise Period") commencing on the date hereof and ending at 4:00 p.m. (Vancouver time) on March 31, 2002 (the "Expiry Date"), up to ___________ common shares (the "Shares") in the capital of LML Payment Systems Inc. (the "Company"), without the payment of any additional consideration therefor.

1. This Special Warrant is issued subject to the terms and conditions attached as Schedule "A" hereto (the "Terms and Conditions"), and, in particular, the right of the Holder to acquire Shares hereunder during the exercise period shall be subject to the Terms and Conditions.

2. In the event of any deemed exercise of the rights represented by this Special Warrant, the Company will cause certificates for the Shares so acquired to be delivered to the Holder within a reasonable time, not exceeding ten (10) business days after the rights represented by this Special Warrant shall be deemed to have been so exercised.

3. The Company covenants and agrees that all Shares which may be issued upon the deemed exercise of the rights represented by this Special Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances. The Company further covenants and agrees that during the period within which the rights represented by this Special Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Shares to provide for the exercise of the rights represented by this Special Warrant.

4. This Special Warrant is not validly created until this Special Warrant Certificate is signed by the Company.

5.   This Special Warrant is not transferable or assignable.

6. The Holder hereof may not offer, sell or transfer the Shares prior to the expiration of the Restricted Period (as defined below), except in compliance with Rule 903 or Rule 904 of Regulation S under the United Sates Securities Act of 1933, as amended (the "1933 Act"). "Restricted Period" shall mean the 40 day period beginning on the date on which the Holder acquired this Special Warrant from the Company.

7. Any Shares which may be issued upon the deemed exercise of the rights represented by this Special Warrant may not be sold or transferred in British Columbia until that date which is one year following the issue date of this Special Warrant, except pursuant to an exemption from the prospectus requirement of the Securities Act (British Columbia).

          IN WITNESS WHEREOF the Company has caused this Warrant Certificate to be signed by its duly authorised director or officer under its corporate seal as of the date of issuance first above written.


                                        LML PAYMENT SYSTEMS INC



                                        Per: __________________________
                                             Authorised Signatory

PLEASE NOTE THAT ALL SHARE CERTIFICATES MUST BE LEGENDED AS FOLLOWS:


     THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT").

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE 1933 ACT, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED OR SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS SUCH SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

                                 SCHEDULE "A"
                                 ------------

                       TERMS AND CONDITIONS ATTACHED TO
                     THE NON-TRANSFERABLE SPECIAL WARRANT
                      ISSUED BY LML PAYMENT SYSTEMS INC.
                                MARCH ___, 2000

                                   ARTICLE 1
                                INTERPRETATION
                                --------------

1.1       Definitions
          -----------

     In these Terms and Conditions, unless there is something in the subject matter or context inconsistent therewith:

     (a) "Business Day" means any day other than a Saturday, Sunday or any other day on which the principal chartered banks located at the City of Vancouver, Canada, are not open for business during normal banking hours;

     (b) "Shares" means the common shares in the capital of the Company as constituted at the date hereof and any shares resulting from any subdivision or consolidation of the Shares;

     (c) "Company" means LML Payment Systems Inc. or its successor corporation as a result of consolidation, amalgamation or merger with or into any other corporation or corporations, or as a result of the conveyance or transfer of all or substantially all of the properties and estates of the Company as an entirety to any other corporation and thereafter "Company" will mean such successor corporation;

     (d)  "Company's Notice" has the meaning assigned thereto in Section 3.2(a);

     (e) "Company's Auditors" means an independent firm of accountants duly appointed as auditors of the Company;

     (f) "Deemed Exercise Date" has the meaning assigned thereto in Section 3.2(b);

     (g)  "Expiry Date" means March 31, 2002;

     (h) "herein", "hereby" and similar expressions refer to these Terms and Conditions as the same may be amended or modified from time to time; and the expression "Article" and "Section" followed by a number refer to the specified Article or Section of these Terms and Conditions;

     (i)  "Holder" means ________________________.

     (j) "Issue Date" means the date of issuance of the Special Warrant, as specified on the face of the Special Warrant;

     (k) "person" means an individual, corporation, partnership, trustee or any unincorporated organization and words importing persons have a similar meaning;

     (l) "Private Placement" means the private placement by the Company of up to 1,000,000 Units at a purchase price of U.S.$12.00 per Unit, which closed on the Issue Date;

     (m)  "Qualification Period" has the meaning ascribed thereto in Section
          3.2(a)

     (n) "Qualifying Subscribers" means those subscribers under the Private Placement who were introduced to the Company by the Holder;

     (o)  "Reorganization" has the meaning ascribed thereto in Section 3.6(b);

     (p) "Special Warrant" means the special warrant to acquire up to ________ Shares issued by the Company to the Holder and represented by the Special Warrant Certificate;

     (q) "Special Warrant Certificate" means the certificate representing the Special Warrant to which these Terms and Conditions are annexed as Schedule "A"

     (r) "Units" means the units sold under the Private Placement, each consisting of one Share and one Warrant; and

     (s) "Warrant" means a share purchase warrant, forming part of a Unit, which entitles the holder thereof to purchase one Share at an exercise price of U.S.$16.00 at any time beginning on the date of payment of the purchase price for the Unit through the Expiry Date.

1.2       Gender
          ------

          Words importing the singular number include the plural and vice versa and words importing the masculine gender include the feminine and neuter genders.

1.3       Interpretation Not Affected by Headings
          ---------------------------------------

          The division of these Terms and Conditions into Articles and Sections, and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation thereof.

1.4       Applicable Law
          --------------

          The Special Warrant will be construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable thereto and will be treated in all respects as a British Columbia contract.


                                   ARTICLE 2
                      ISSUE OF ADDITIONAL SPECIAL WARRANTS
                      ------------------------------------

2.1       Additional Special Warrants
          ---------------------------

          The Company may at any time and from time to time issue additional special warrants or grant options or similar rights to acquire or purchase Shares.

2.2       Issue in Substitution for Lost Special Warrant Certificate
          ----------------------------------------------------------

     (a) In case the Special Warrant Certificate becomes mutilated, lost, destroyed or stolen, the Company, at its sole discretion, may issue and deliver a new Special Warrant Certificate of like date and tenor as the one mutilated, lost, destroyed or stolen, in exchange for and in place of and upon cancellation of such mutilated Special Warrant Certificate, or in lieu of, and in substitution for such lost, destroyed or stolen Special Warrant Certificate and the substituted Special Warrant Certificate will be entitled to the benefit hereof.

     (b) The applicant for the issue of a new Special Warrant Certificate pursuant hereto will bear the cost of the issue thereof and in case of loss, destruction or theft furnish to the Company such evidence of ownership and of loss, destruction, or theft of the Special Warrant Certificate so lost, destroyed or stolen as will be satisfactory to the Company in its sole discretion and such applicant may also be required to furnish indemnity in amount and form satisfactory to the Company in its sole discretion, and will pay the reasonable charges of the Company in connection therewith.

2.3       Holder Not a Shareholder
          ------------------------

          The Holder is not constituted a shareholder of the Company by reason only of the Holder's ownership of the Special Warrant, is not entitled to any rights or interests as a shareholder of the Company and has only the rights and interests expressly provided herein.

                                   ARTICLE 3
                          EXERCISE OF SPECIAL WARRANT
                          ---------------------------

3.1       Determination of Number of Shares to be Acquired Upon Exercise
          --------------------------------------------------------------

          The Holder shall be entitled to acquire that number of fully paid and non-assessable Shares, without the payment of any additional consideration therefor, as shall be determined by dividing:

     (a) 10% of the aggregate exercise price from time to time received by the Company in respect of Warrants exercised by Qualifying Subscribers, by

     (b)  a deemed subscription price of U.S.$16.00 per Share.


3.2       Method of Exercise
          ------------------

     (a) The Company shall give to the Holder a notice in writing (the "Company's Notice") confirming the aggregate exercise price received by the Company in respect of Warrants exercised by Qualifying Subscribers in each six-month period following the Issue Date, or such shorter period as may from time to time be determined by the Company in its sole discretion, in each case not more than five (5) Business Days following the last day of such six-month or shorter period (each a "Qualification Period").

     (b) The Holder shall be deemed to have exercised the Special Warrant as of the last day of each Qualification Period (the "Deemed Exercise Date") to the extent necessary to acquire all of the Shares issuable to the Holder hereunder with respect to such Qualification Period.


3.3       Effect of Exercise of Special Warrant
          -------------------------------------

     (a)  Upon each deemed exercise of the Special Warrant pursuant to Section
          3.2 hereof, the Shares so subscribed for will be deemed to have been issued, and the Holder will be deemed to have become the holder of record of such Shares, on the relevant Deemed Exercise Date.

     (b) The Company shall, no later than the tenth (10th) Business Day following the end of each Qualification Period, cause to be sent to the Holder a certificate representing such number of Shares which the Holder is entitled to acquire with respect to the Qualification Period pursuant to Section 3.2 hereof.

3.4       No Fractions of Shares
          ----------------------

          Nothing herein shall entitle the Holder to receive a fraction of a Share. If the Holder would otherwise be entitled to receive a fraction of a Share upon deemed exercise of the

Special Warrant pursuant to Section 3.2 hereof, the Holder shall receive in lieu thereof a cash payment determined by multiplying the deemed issue price of a whole Share by such fraction.

3.5       Expiration of Special Warrant
          -----------------------------

          All rights under the Special Warrant will wholly cease and terminate, and the Special Warrant will no longer be valid and of no effect, as of 4:00 p.m. (Vancouver time) on the Expiry Date. The last Qualification Period shall terminate on the Expiry Date.

3.6       Adjustments
          -----------

          The number of Shares deliverable upon the deemed exercise of the Special Warrant from time to time will be subject to adjustment in the event and in the manner following:

     (a) if and whenever the Shares at any time outstanding are subdivided into a greater or consolidated into a lesser number of Shares the number of Shares deliverable upon the deemed exercise of the Special Warrants will be increased or decreased proportionately as the case may be;

     (b)  (i)    in case of any capital reorganization or of any
                 reclassification of the capital of the Company or in the case of the consolidation, merger or amalgamation of the Company with or into any other Company (hereinafter collectively referred to as a "Reorganization"), the Special Warrant will after such Reorganization confer the right to acquire the number of shares or other securities of the Company (or of the company resulting from such Reorganization) which the Holder would have been entitled to upon Reorganization if the Holder had been a shareholder at the time of such Reorganization;

          (ii) in any such case, if necessary, appropriate adjustments will be made in the application of the provisions of this Article relating to the rights and interest thereafter of the holders of the Special Warrants so that the provisions of this Article will be made applicable as nearly as reasonably possible to any shares or other securities deliverable after the Reorganization or the deemed exercise of the Special Warrant;

          (iii) the subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares (whether with or without par value) will not be deemed to be a Reorganization for the purposes of this Section;

     (c) the adjustments provided for in this Section are cumulative and will become effective immediately after the record date for or, if a record date is fixed, the effective date of the event which results in such adjustments.

3.7       Determination of Adjustments
          ----------------------------

          If any questions will at any time arise with respect to any adjustment provided for in Section 3.6, such question will be conclusively determined by the Company's Auditors, or, if they decline to so act any other firm of chartered accountants, in Vancouver, British Columbia, that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Holder.


                                   ARTICLE 4
                           COVENANTS BY THE COMPANY
                           ------------------------

4.1       Reservation of Shares
          ---------------------

          The Company will, if necessary, reserve, and there will remain unissued out of its authorized capital, a sufficient number of Shares to satisfy the rights provided for herein and in the Special Warrant should the Holder from time to time outstanding determine to exercise such rights in respect of all Shares which the Holder is or may be entitled to acquire pursuant thereto and hereto.

4.2       Company may Purchase
          --------------------

          The Company may from time to time offer to purchase and purchase, for cancellation only, the Special Warrant, in such manner and on such terms and conditions as it determines.


                                   ARTICLE 5
                           WAIVER OF CERTAIN RIGHTS
                           ------------------------

5.1       Immunity of Shareholders, Etc.
          ------------------------------

          The Holder, as part of the consideration for the issue of the Special Warrant, waives and releases and will not have any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer (as such) of the Company for the issue of Shares pursuant to the Special Warrant or on any covenant, agreement, representation or warranty by the Company herein contained or in the Special Warrant.


                                   ARTICLE 6
                                 MISCELLANEOUS
                                 -------------

6.1       Notice
          ------

          Any notice required or permitted to be given to the Holder or the Company will be in writing and may be given by prepaid registered post, electronic facsimile transmission or other means of electronic communication capable of producing a printed copy to the address of such party set forth below, or such other address as either party may specify by notice in writing to the other party:


          If to the Holder:


          If to the Company:

               LML Payment Systems Inc.
               Suite 1680 West Pender Street
               Vancouver, B.C. V6E 4G1

               Attention: The President
               ------------------------

               Facsimile No.: (604) 689-4413

Any such notice will be deemed to have been given and received by the party to whom it was addressed if mailed, on the fifth Business Day following the mailing thereof, if by facsimile or other electronic communication, on successful transmission, or, if delivered, on delivery; but if at the time of mailing or between the time of mailing and the fifth Business Day thereafter there is a strike, lockout, or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

6.2       Modification of Terms and Conditions for Certain Purposes
          ---------------------------------------------------------

          From time to time the Company may, subject to the provisions of these Terms and Conditions, modify the Terms and Conditions hereof, for the purpose of correction or rectification of any ambiguities, defective provisions, errors or omissions herein.

6.3       Time of Essence
          ---------------

          Time will be of the essence hereof.

6.4       Transferability
          ---------------

          The Special Warrant and all rights attached to it are not transferable or assignable.